UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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INOVIO BIOMEDICAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INOVIO BIOMEDICAL CORPORATION
11494 Sorrento Valley Road
San Diego, California 92121-1318

To the Stockholders of Inovio Biomedical Corporation:

Notice is hereby given that Inovio Biomedical Corporation, a Delaware corporation, will be holding their Annual Meeting of Stockholders on May 5, 2006, at 9:00 a.m., local time, at 11494 Sorrento Valley Road, San Diego, California  92121-1318.

You are cordially invited to attend.

The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

After reading the Proxy Statement, please promptly mark, sign, and return the enclosed proxy in the prepaid envelope (for mailing in the United States only) to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our Stockholders are important.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope. For more information on voting and submitting your proxy by phone or via the Internet, see “Voting of Proxies” on page 2 of the accompanying Proxy Statement. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

A copy of Inovio’s 2005 Annual Report on Form 10-K, which we are using as our Annual Report to Stockholders, is also enclosed.

The Board of Directors and management look forward to seeing you at the Annual Meeting.

Very truly yours,
/s/ AVTAR DHILLON
Avtar Dhillon, M.D. President and Chief Executive Officer

INOVIO BIOMEDICAL CORPORATION
11494 Sorrento Valley Road, San Diego, California 92121-1318

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 5, 2006

To the Stockholders of Inovio Biomedical Corporation:

You are invited to attend the Annual Meeting of the Stockholders of Inovio Biomedical Corporation, which will be held on May 5, 2006, at 9:00 a.m., local time, at 11494 Sorrento Valley Road, San Diego, California 92121-1318, for the following purposes:

1.                To elect following persons to serve as directors:

Riaz Bandali
Simon X. Benito
Avtar Dhillon, M.D.
Tazdin Esmail
James L. Heppell
Felix Theeuwes, Ph.D.

2.                To approve an amendment to the Inovio Biomedical Corporation 2000 Stock Option Plan, as amended (the “Plan”) to increase by 500,000 shares the maximum number of shares of common stock of Inovio that may be optioned and sold under the Plan, from 4,250,000 shares to 4,750,000 shares.

3.                To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of Inovio for the year ending December 31, 2006.

4.                To transact such other business as may properly come before the meeting.

The Board of Directors recommends a vote “for” each of the nominees and “for” each proposal.

Holders of record of our common stock and holders of record of our Series A, Series B, Series C, and/or Series D Cumulative Convertible Preferred Stock at the close of business on March 15, 2006 (collectively, the “Stockholders”), are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the Stockholders of record on March 15, 2006, will be available at Inovio, during ordinary business hours, for examination by any Stockholder for any purpose relating to the meeting.

By order of the Board of Directors,
/s/ AVTAR DHILLON
Avtar Dhillon, M.D. President and Chief Executive Officer

Dated: March 29, 2006

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postpaid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

INOVIO BIOMEDICAL CORPORATION

11494 Sorrento Valley Road
San Diego, California 92121-1318

Proxy Statement for Annual Meeting of Stockholders

The accompanying proxy is solicited by the Board of Directors of Inovio Biomedical Corporation, a Delaware corporation, for use at the Annual Meeting of Stockholders to be held May 5, 2006, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is March 29, 2006. This Proxy Statement was first mailed to stockholders on or about April 3, 2006. Unless the context requires otherwise, references to “we,” “us,” “our,” and “Inovio” refer to Inovio Biomedical Corporation.

GENERAL INFORMATION

Annual Report.   Our Annual Report on Form 10-K for the year ended December 31, 2005 containing audited consolidated financial statements is being mailed with this Proxy Statement to all stockholders entitled to vote. That Annual Report does not form any part of our proxy solicitation material.

Voting Securities.   Only stockholders of record as of the close of business on March 15, 2006, will be entitled to vote at the meeting and any adjournment thereof. As of March 15, 2006, Inovio had issued and outstanding

•       29,699,739 shares of common stock, $0.001 par value,

•       52 shares of Series A Cumulative Convertible Preferred Stock, $0.001 par value, which are convertible into 216,666 shares of common stock,

•       100 shares of Series B Cumulative Convertible Preferred Stock, $0.001 par value, which are convertible into 357,142 shares of common stock,

•       337 shares of Series C Cumulative Convertible Preferred Stock, $0.001 par value, which are convertible into 495,769 shares of common stock, and

•       1,373,081 shares of Series D Cumulative Convertible Preferred Stock, $0.001 par value, which are convertible into 1,373,081 shares of common stock.

Stockholders may vote in person or by proxy. On the proposals presented in this Proxy Statement, each holder of shares of our

•       common stock is entitled to one vote for each share of stock held;

•       Series A Preferred Stock is entitled to 4,166 votes for each share of Series A Preferred Stock held;

•       Series B Preferred Stock is entitled to 3,571 votes for each share of Series B Preferred Stock held;

•       Series C Preferred Stock is entitled to 1,470 votes for each share of Series C Preferred Stock held;

•       Series D Preferred Stock is entitled to one vote for each share of Series D Preferred Stock held.

Holders of our common stock, Series A, Series B, Series C, and/or Series D Preferred Stock vote together as a single class in connection with each of Proposal Nos. 1, 2 and 3. Inovio’s bylaws provide that a one-third of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Thus, a quorum for this year’s Annual Meeting consists of 10,714,132 shares.

The affirmative vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of each of the nominees for director. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum. Broker non-votes occur when a broker holding a customer’s securities in street name has not received voting instructions from the customer on certain matters for which the broker is required to have instructions in order to vote.

The amendment to the Inovio Biomedical Corporation 2000 Stock Option Plan (the “Plan”) to increase the number of common shares authorized for issuance under the Plan from 4,250,000 shares to 4,750,000 shares requires the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present. For purposes of the vote on this matter, abstentions will be counted as votes cast against the proposal, whereas broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

The affirmative vote of a majority of all votes cast at a meeting at which a quorum is present is necessary for the ratification of the appointment of Ernst & Young LLP as Inovio’s independent registered public accounting firm. For purposes of the vote on this matter, abstentions will be counted as votes cast against the proposal, whereas broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

Solicitation of Proxies.   The cost of soliciting proxies will be borne by Inovio. In addition, Inovio will solicit stockholders by mail through its regular employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of Inovio registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. Inovio may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

Voting of Proxies.   Stockholders whose shares are registered in their own names may vote by signing and mailing a completed proxy card or by voting via the Internet or by telephone. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card. To vote by mailing a proxy card, sign and return the enclosed proxy card in the enclosed prepaid and addressed envelope, and your shares will be voted at the meeting in the manner you direct. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted FOR each of the nominees of the Board of Directors (Proposal No. 1); FOR approval of the amendment to our Plan to increase by 500,000 shares the maximum number of shares of common stock of Inovio that may be optioned and sold under the Plan, from 4,250,000 shares to 4,750,000 shares (Proposal No. 2); and FOR the ratification of the appointment of Ernst & Young LLP as Inovio’s independent registered public accounting firm for the year ending December 31, 2006 (Proposal No. 3), and in the discretion of the proxy holders as to any other matters that may properly come before the meeting. You may revoke or change a previously delivered proxy at any time before the meeting by delivering another proxy with a later date or by sending written notice of revocation of your proxy to Inovio’s Secretary at Inovio’s principal executive offices before the beginning of the meeting. You may also revoke your proxy by attending the meeting and voting in person. Attendance at the meeting will not in and of itself revoke a valid proxy that was previously delivered; you must also vote in person at the meeting.

If your shares are registered in the name of a bank or brokerage firm you will receive instructions from the holder of record that must be followed in order for the record holder to vote the shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions over the phone or via the Internet. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided.

Accountants.   Representatives of Ernst & Young LLP, an independent registered public accounting firm and our principal accountant during the preceding year, will be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Bylaws of Inovio give the Board of Directors the authority to establish, increase or decrease the number of directors. Inovio currently has seven members on the Board of Directors. The nominees for election at the Annual Meeting of Stockholders to fill the positions on the Board of Directors are Riaz Bandali, Simon X. Benito, Avtar Dhillon, M.D., Tazdin Esmail, James L. Heppell, and Felix Theeuwes, Ph.D. If elected, the nominees will serve as directors until Inovio’s Annual Meeting of Stockholders in 2007, or until their successors are elected and qualified. If a nominee declines to serve or becomes unavailable for any reason, the proxies may be voted for such substitute nominee as the proxy holders may designate. Information concerning the nominees for director, each of whom is an existing director of Inovio, is included under the caption “Directors and Officers” later in this Proxy Statement.

The Board of Directors Unanimously Recommends a Vote “FOR” the Nominees Named Above.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO THE AMENDED 2000 STOCK OPTION PLAN

The Inovio Biomedical Corporation 2000 Stock Option Plan as amended (the “Plan”), effective as of July 31, 2000, was originally approved by the stockholders on August 7, 2000, pursuant to which 1,850,000 common shares were reserved for issuance to executive officers, directors, employees and consultants of Inovio. In April 2002, our stockholders approved an amendment to the Plan to increase the maximum number of common shares reserved for issuance to 2,500,000 shares. In June 2004, the annual meeting of stockholders approved to amend the Plan to increase the maximum number of common shares reserved for issuance to 3,750,000. In May 2005, the annual meeting of stockholders approved to amend the Plan to increase the maximum number of common shares reserved for issuance to 4,250,000. As of March 15, 2006, 991,485 common shares were available for future grants and 2,443,964 stock options were outstanding pursuant to the Plan. On March 6, 2006 the Board of Directors approved an amendment to the Plan to increase the number of common shares under the Plan by 500,000 shares, which, subject to approval by stockholders at the annual meeting, will increase the number of shares available to be issued under the Plan to 4,750,000 common shares. The Board of Directors believes that it is in the best interests of Inovio to approve this amendment to the Plan, so that we can continue to attract and retain the services of those persons essential to our growth and financial success. For a description of the Plan, please see “Summary of Executive Compensation—2000 Stock Option Plan” and “—Federal Income Tax Consequences of The 2000 Stock Option Plan.”

The Board of Directors Unanimously Recommends a Vote “FOR” this Amendment to the 2000 Stock Option Plan.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Inovio appointed Ernst & Young LLP as its independent registered public accounting firm for the  year ending December 31, 2005. Ernst & Young LLP has served as Inovio’s independent accountants since December 13, 1994. Services provided Inovio during the year ending December 31, 2005 included the audit of Inovio’s consolidated financial statements as of and for the year ending December 31, 2005, review of

Inovio’s consolidated financial statements included in the quarterly reports on Form 10-Q for the year ending December 31, 2005, services related to filings with the Securities and Exchange Commission and the British Columbia Securities Commission and consultations in various tax and accounting. Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as Inovio’s independent registered public accounting firm for the  year ending December 31, 2006.

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers, and directors who have been nominated for election as directors at the Annual Meeting, the positions held by them and their ages as of March 15, 2006 are as follows:

Name	Age	Position
Avtar Dhillon, M.D.	44	Director; director nominee and President and Chief Executive Officer
James L. Heppell(1)(2)	50	Director; director nominee and Chairman of the Board
Simon X. Benito(2)(3)	60	Director and director nominee
Tazdin Esmail(1)(2)(3)	57	Director and director nominee
Riaz Bandali(2)(3)	36	Director and director nominee
Felix Theeuwes, Ph.D.(1)(2)(3)	69	Director and director nominee
Robert Goodenow, Ph.D.	55	Vice President, Corporate Development
Peter D. Kies	42	Chief Financial Officer
George McHugh	51	Vice President, Operations
Dietmar Rabussay, Ph.D.	64	Vice President, Research and Development

(1)          Member of the Compensation Committee

(2)          Member of Nomination and Corporate Governance Committee

(3)          Member of the Audit Committee

AVTAR DHILLON, M.D. joined Inovio as the President and Chief Executive Officer, and as a director, in October 2001. Prior to joining Inovio, Dr. Dhillon was engaged by MDS Capital Corp. as a consultant in July 1998, and subsequently became investment manager in August 1999 and Vice President in 2000. MDS Capital Corp. is one of North America’s leading healthcare venture capital organizations. In July 1989, Dr. Dhillon started a medical clinic and subsequently practiced family medicine for over 12 years. From March 1997 to July 1998, Dr. Dhillon served as consultant to Cardiome Pharmaceuticals., a biotechnology company listed on Nasdaq National Market and the Toronto Stock Exchange. Dr. Dhillon has a Bachelor of Science, honors degree in physiology and M.D. degree from the University of British Columbia.

JAMES L. HEPPELL, L.L.B. has been a director of Inovio since September 1994, Interim Chairman of the Board from September 1999 to March 2001, and Chairman of the Board since March 2001. Mr. Heppell is President and Fund Manager of BC Advantage Funds (VCC) Ltd., a venture fund that invests in early stage life science and technology companies located in British Columbia. Mr. Heppell is a director of several biotechnology companies. In addition to his L.L.B., Mr. Heppell has a Bachelor of Science degree in Microbiology from the University of British Columbia.

After joining the Bar, Mr. Heppell was seconded to the British Columbia Securities Commission to work as a Filings Analyst for six months. He has been a member of the Securities Policy Advisory Committee to the Commission and Chairman of the Securities Section of the Canadian Bar Association (British Columbia Branch). Mr. Heppell is a member of the Corporate Finance Committee of BC Biotech and the SFU Biotechnology Advisory Board.

SIMON X. BENITO has been a director of Inovio since December 2003. Prior to his retirement, Mr. Benito had a successful and extensive career serving several health care companies in senior executive positions, including 25 years at Merck & Co, Inc. His most recent positions included Senior Vice President, Merck Vaccine Division; Executive Vice President, Merck-Medco Managed Care; and Executive Director and Vice President, Merck Human Health, Japan. In addition, Mr. Benito was a Fellow of the Institute of Chartered Accountants in England and Wales for over thirty years until his retirement in 1999. Since

April 2005, Mr. Benito has served a director of DURECT Corporation, a publicly traded specialty pharmaceutical company.

TAZDIN ESMAIL has been a director of Inovio since August 2000. Mr. Esmail is the co-founder, director and past President and Chief Executive Officer of Protox Therapeutics Inc., a company that is developing targeted proteins for the treatment of cancer. Mr. Esmail also serves as a director of BC Advantage Funds (VCC) Ltd., a venture fund that invests in early stage life science and technology companies located in British Columbia. He is also the Founder, and former Chairman of the Board, Director, President and Chief Executive Officer of Forbes Medi-Tech Inc., a company listed on the Toronto Stock Exchange and the Nasdaq National Market. Mr. Esmail is a former Vice-President of operations of QLT Inc., Toronto Stock Exchange and the Nasdaq National Market listed biotechnology company, and a former director of pharmaceutical operations for the American Home Products division of American Cyanamid (now Wyeth), where he also managed the company’s oncology and hospital products division. He has extensive experience in growing and raising capital for companies from the start-up stage to public markets.

RIAZ BANDALI has served as director of Inovio since August 2004. Mr. Bandali currently serves as senior vice-president, business development and operations, at MDS Sciex, a division of MDS Inc., a company listed on the New York and Toronto Stock Exchanges. Prior to joining MDS Sciex, he served as vice-president and venture partner with MDS Capital, which he joined in late 1994. Mr. Bandali has also served on the boards of several health and life sciences companies in the United States and Canada. Prior to joining MDS Capital, he served as chief financial officer and senior vice-president, business development for Apoptogen Inc., and Transplantation Technologies Inc. During the early 1990s, he was a managing principal at a computer network consulting firm.

FELIX THEEUWES, Ph.D. has been a director of Inovio since August 1999. Dr. Theeuwes is Chairman of the Board, cofounder, and Chief Scientific Officer of DURECT Corporation, a publicly traded specialty pharmaceutical company. He co-founded DURECT Corporation in 1998 to develop pharmaceutical systems that combine pharmaceutical active agents with advanced device technology Prior to that, Dr. Theeuwes held various positions at ALZA Corporation, including President of New Ventures from August 1997 to August 1998, President of ALZA Research and Development from 1995 to August 1997, President of ALZA Technology Institute from 1994 to April 1995 and Chief Scientist from 1982 to June 1997. Dr. Theeuwes holds a D.Sc. degree in Physics from the University of Leuven (Louvain), Belgium. He also served as a post-doctoral fellow and visiting research assistant professor in the Department of Chemistry at the University of Kansas and has completed the Stanford Executive Program.

ROBERT GOODENOW, Ph.D. has been involved with Inovio since January 2002 and became a full time employee in October 2002 when he began serving as our Vice President, Corporate Development. Dr. Goodenow has over 12 years of senior management experience in the pharmaceutical industry. From 1999 until joining Inovio, he served as Director of Worldwide Oncology Business Development for Aventis. From May 1996 to 1999, he served as Director of Corporate Marketing, Oncology with Rhone-Poulenc Rorer, he was responsible for franchise development, new products, and joint ventures including the global launch of oncology products. Prior to Rhone-Poulenc Rorer, Dr. Goodenow served as Head of Gene Therapy Research & Development with Baxter Biotech, and was previously on the faculty at University of California, Berkeley, in genetics and immunology.

PETER KIES has been employed by Inovio as Chief Financial Officer since June 2002. For the 15 years prior to joining Inovio, Mr. Kies acquired broad expertise in the functional and strategic management of biotechnology and high technology companies across the full spectrum of corporate growth, from IPO to profitability. From May 1996 until joining Inovio, he served as Chief Financial Officer for Newgen Results Corporation, and prior to that served as Controller for Cytel Corporation and as

Auditer for Ernst & Young, LLP. Mr. Kies holds a B.S. in Business Administration from United States International University in San Diego, California.

GEORGE MCHUGH joined Inovio as Vice President, Operations in April 2004. From October 2003 until joining Inovio, he served as Chief Operating Officer for Express Corporation. From June 2001 to October 2003, he served as VP Operations for Metracor Technologies, Inc. Mr. McHugh has over 25 years experience managing operations, manufacturing, engineering, and product development for large and small medical device companies. He managed the development and manufacturing launch of numerous innovative medical devices, and created organizations and management systems that achieved significant improvements in manufacturing throughput, quality compliance, product costs, operating expenses, and profitability. At Abbott Laboratories he managed the design and launch of the highly successful Transpac disposable blood pressure transducer and a manufacturing process that enabled production to grow from zero to over 40,000 units per week in three years. Other prior roles include Senior VP and General Manager of the Integra NeuroSciences Division of Integra Life Sciences Holdings Corporation; and VP Engineering and Quality Assurance with Pfizer Hospital Products Group.

DIETMAR RABUSSAY, Ph.D., joined Inovio as Vice President of Research and Development in November 1997. In addition to his R&D responsibilities, he was instrumental in developing and implementing Inovio’s Gene Therapy Program and successfully negotiated several agreements with corporate partners in the gene therapy area. Prior to joining Inovio, Dr. Rabussay served as Vice President, Research and Development, of Bethesda Research Laboratories, Inc. and Life Technologies, Inc. Dr. Rabussay also had general management responsibilities for the Molecular Biology Division of Bethesda Research Laboratories. Dr. Rabussay completed his doctoral work at the Max Planck Institute for Biochemistry in Munich, Germany, and held research and faculty positions at the University of California—San Diego, Florida State University and the University of Maryland. He also served a four year term as advisor to the National Institutes of Health.

No family relationships exist between any of the directors or executive officers of Inovio. The following directors of Inovio are independent under the American Stock Exchange listing standards: Messrs. Heppell, Benito, Esmail, Larson, Bandali, and Theeuwes.

Compensation of Directors

During 2005, Inovio paid each non-employee director of Inovio (other than the Chairman of the Board) an annual retainer fee of $15,000 and paid the Chairman of the Board an annual retainer fee of $30,000. We pay or reimburse all reasonable expenses associated with directors’ attendance at and participation in board and committee meetings and other company business to which a director attends. For 2005, Inovio also paid the chairman of each of the Compensation and Nomination & Corporate Governance Committee an additional $3,000 as compensation for his services as chairman of those committees and an additional $5,000 to the Audit Committee chairman as compensation for services as that committee’s chairman. Inovio also pays each non-employee director $1,250 for attendance at each Board meeting conducted in person and $625 for each Board meeting conducted telephonically.

Inovio does not pay director fees to its directors who are also Inovio employees. Thus, Dr. Dhillon does not receive directors fees.

Non-employee directors are eligible to receive, from time to time, grants of options to purchase shares of common stock under the Plan as determined by the full Board of Directors. During the year ended December 31, 2005, Inovio granted 10-year options to purchase a total of 60,000 shares (options for 10,000 shares each) of its common stock to each of its non-employee directors at an exercise price of $3.34.

Committees of the Board of Directors and Attendance at Board Meetings

During the year ended December 31, 2005, the Board of Directors met four times, the Audit Committee met six times, the Compensation Committee met four times and the Nomination and Corporate Governance Committee met four times. Each director attended at least 75% of the aggregate number of meetings held by (i) the Board of Directors and (ii) those committees of the Board of Directors on which they served.

Inovio does not have a policy requiring its directors to attend the Annual Meeting of Stockholders. All of the directors attended the Annual Meeting of Stockholders held in 2005.

Audit Committee

The functions of the Audit Committee include retaining our independent registered public accounting firm, reviewing their independence, reviewing and approving the planned scope of our annual audit, reviewing and approving any fee arrangements with our independent registered public accounting firm, overseeing their audit work, reviewing and pre-approving any non-audit services that may be performed by them, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions.

The members of the Audit Committee are Simon Benito (Chair), Tazdin Esmail, Riaz Bandali, and Felix Theeuwes. Each member of the Audit Committee is independent under the American Stock Exchange listing standards. The Board has determined that Mr. Benito is an “audit committee financial expert” as defined under Item 401(h) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

The Board of Directors adopted a charter for the Audit Committee on June 8, 2001. A copy of this charter was included as Appendix A to our Proxy Statement filed with the Securities and Exchange Commission on April 28, 2004.

Compensation Committee

The Compensation Committee determines the salary of the executive officers of Inovio, grants stock options under the 2000 Stock Option Plan and performs such other functions regarding compensation as the Board of Directors may delegate.

The members of the Compensation Committee are James L. Heppell (Chair), Tazdin Esmail, and Felix Theeuwes. Each member of the Compensation Committee is independent under the American Stock Exchange listing standards.

Nomination and Corporate Governance Committee

The Nomination and Corporate Governance Committee identifies and recommends candidates for election to the Board of Directors. It advises the Board of Directors on all matters relating to directorship practices, including the criteria for selecting directors, policies relating to tenure and retirement of directors and compensation and benefit programs for non-employee directors. While the Nomination and Corporate Governance Committee has not established any minimum criteria for serving as a director, the Committee focuses on selecting individuals that have skill sets that augment the skill sets of the current directors and are most likely to assist in the building and success of Inovio. In addition, the Committee believes it appropriate for at least one member of the Board of Directors to meet the criteria for an “audit committee financial expert,” as defined by Securities and Exchange Commission rules, that at least three independent members of the board who serve on the audit committee are able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement and that at least a majority of the members of the Board of Directors meet the definition of “independent” under American Stock Exchange rules.

The Nomination and Corporate Governance Committee also makes recommendations relating to the duties and membership of committees of the Board of Directors, recommends processes to evaluate the performance and contributions of individual directors and the Board of Directors as a whole, approves procedures designed to provide that adequate orientation and training are provided to new members of the Board of Directors, consults with the Chief Executive Officer in the process of recruiting new directors and assists in locating senior management personnel and selecting members for the scientific advisory board.

The Nomination and Corporate Governance Committee has developed a policy to govern Inovio’s approach to corporate governance issues and provides a forum for concerns of individual directors about matters not easily or readily discussed in a full board meeting (e.g., the performance of management). Individual directors are entitled to engage outside advisors at the expense of Inovio, with the prior approval of the Nomination and Corporate Governance Committee, and with the full knowledge of management.

The members of the Nomination and Corporate Governance Committee are Tazdin Esmail (Chair), James L. Heppell, Felix Theeuwes, Riaz Bandali and Simon Benito. Each member of the Nomination and Corporate Governance Committee is independent under the American Stock Exchange listing standards.

The Nomination and Corporate Governance Committee will consider nominees recommended by stockholders. To be timely, a stockholder nomination for a director to be elected at an annual meeting shall be received at our principal executive offices not less than 120 calendar days in advance of the one-year anniversary of the date that our proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. Any stockholder who wishes to recommend for the Nomination and Corporate Governance Committee’s consideration a prospective nominee to serve on the Board of Directors may do so by giving the candidate’s name and qualifications in writing to Inovio’s Secretary at the following address: 11494 Sorrento Valley Road, San Diego, CA 92121-1318.

Stockholders nominating candidates for election as directors are also required to provide the following information with respect to their nominees:

•       The stockholder’s name, age and business and residence addresses;

•       the number of shares of our common stock, Series A, B, C and D preferred stock held by the nominee; the time period for which such shares have been held and a statement from the stockholder as to whether the stockholder has a good faith intention to continue to hold the reported shares through the date of Inovio’s next annual meeting of stockholders;

•       A representation that the stockholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) specified in the notice;

•       A description of all arrangements, understandings and relationships between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder and to any of Inovio’s competitors or other persons with special interests regarding Inovio;

•       a statement supporting the recommending stockholder’s view that the proposed nominee possesses minimum qualifications to serve as a director, and briefly describing the contributions that the nominee would be expected to make to the board and to the governance of Inovio;

•       a statement whether, in the view of the recommending stockholder, the nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of Inovio;

•       Any other information relating to each nominee that would be required to be disclosed in a proxy statement filed pursuant to the SEC’s proxy rules; and

•       The signed consent of each nominee to serve as a director if so elected.

Corporate Governance

Stewardship of Inovio

The Board of Directors has implicitly and explicitly acknowledged its responsibility for the stewardship of Inovio in the following ways:

Strategic Planning and Identification of Risks

Management prepares an annual business plan for Inovio and presents the plan to the Board of Directors for its review and comments. In connection therewith, the Board of Directors discusses various strategic matters with management and identifies business risks associated with our activities.

Senior Management

The Board of Directors takes responsibility for appointing those members of senior management who become our officers. Currently, the members of senior management of Inovio are: Dr. Avtar Dhillon, President and Chief Executive Officer; Peter Kies, Chief Financial Officer; Dr. Dietmar Rabussay, Vice President, Research and Development; Dr. Robert Goodenow, Vice President, Corporate Development; and George McHugh, Vice President, Operations.

Communications Policy

The Board of Directors has procedures in place to ensure effective communication between Inovio, its stockholders, prospective investors, and the public, including the dissemination of information on a regular and timely basis. Dr. Avtar Dhillon, James L. Heppell, Peter Kies and various other Inovio employees and consultants devoted a portion of their time to dealing with stockholders and prospective investors during 2004. Stockholders who want to communicate with the Board or any individual Director can write to Inovio’s Secretary at the following address: 11494 Sorrento Valley Road, San Diego, CA 92121-1318. Your letter should indicate that you are a Inovio stockholder. Depending on the subject matter, management will:

•       Forward the communication to the Director or Directors to whom it is addressed;

•       Attempt to handle the inquiry directly, for example where it is a request for information about Inovio or it is a stock-related matter; or

•       Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

Internal Control and Management Information Systems

The Board of Directors is responsible for our internal control and management information systems. The Audit Committee of the Board of Directors meets with our independent registered public accounting firm quarterly to review our financial statements and to review our financial reporting procedures.

Independence from Management

To ensure that the Board of Directors functions independently of management, we have separated the office of Chairman of the Board of Directors from that of Chief Executive Officer. Further the independent directors meet on a regular basis as often as necessary to fulfill their responsibilities, including at least annually in executive session without the presence of non-independent directors and management.

Code of Ethics

Inovio has adopted a Code of Ethics, which applies to all directors, officers and employees, including the principal executive officer, principal financial officer, principal accounting officer or controller. The purpose of the Code is to promote honest and ethical conduct. The Code is filed as Exhibit 14.1 to our 2005 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 16, 2006, and is also available in print, without charge, upon written request to the Secretary at 11494 Sorrento Valley Road, San Diego, CA 92121-1318. Any amendments to or waivers of the Code will be promptly posted on the Inovio’s website at www.Inovio.com or in a report on Form 8-K, as required by applicable laws.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is responsible for determining the compensation of the Chief Executive Officer of Inovio. The members of the Compensation Committee for the  year ended December 31, 2005 were James L. Heppell (Chair), Felix Theeuwes, and Tazdin Esmail. No member of the Compensation Committee is a former or current officer or employee of Inovio, other than James L. Heppell, our Chairman of the Board. During 2005, no executive officer of Inovio served:

•       as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee;

•       as a director of another entity, one of whose executive officers served on our compensation committee;

•       as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as an Inovio director, other than Avtar Dhillon, a director of Protox Therapeutics Inc. and BC Advantage (VCC) Funds Inc., Tazdin Esmail, a director of Protox Therapeutics Inc., and James L. Heppell, a director of Protox Therapeutics Inc. and officer of BC Advantage (VCC) Funds Inc.

SUMMARY OF EXECUTIVE COMPENSATION

The following table sets forth compensation information for 2005, 2004 and 2003 for our President and Chief Executive Officer, the four other executive officers serving at December 31, 2005 and one executive office serving during 2005, whose salary and bonus exceeded $100,000 for 2005 (collectively, the “Named Executive Officers”).

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation		Securities Underlying Options	All Other Compensation(1)
Avtar Dhillon, M.D.	2005	$ 312,000	$ 135,000	$ —		150,000	$ 7,000
President and CEO	2004	324,577	139,500	—		125,000	6,500
	2003	237,999	78,000	9,983	(2)	181,248	5,066
Robert Goodenow, Ph.D	2005	180,000	20,000	—		20,000	—
Vice President, Corporate	2004	177,551	10,000	—		—	—
Development	2003	150,649	—	—		30,000	—
Peter D. Kies	2005	180,000	30,000	—		20,000	—
Chief Financial Officer	2004	186,731	—	—		—	—
	2003	159,486	—	—		26,875	—
George McHugh(3)	2005	165,000	20,000	—		15,000	—
Vice President, Operations	2004	115,500	—	—		37,500	—
Dietmar Rabussay, Ph.D	2005	173,644	15,000	—		10,000	5,200
Vice President, Research &	2004	180,322	—	—		32,437	4,000
Development	2003	159,574	—	—		—	2,600
Walter Singleton, M.D.(4)	2005	186,854	—	75,000	(5)	—	5,192
Vice President, Clinical &	2004	70,385	—	—		125,000	—
Regulatory Affairs

(1)          Represents contributions by Inovio made on behalf of the employee under our 401(k) plan.

(2)          Represents automobile allowance.

(3)          George McHugh began employment on April 14, 2004.

(4)          Walter Singleton began his employment with Inovio on October 1, 2004 and resigned on July 22, 2005.

(5)          Represents severance payment.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Inovio has written employment agreements with each of its Executive Officers.

Under the employment agreement with Dr. Avtar Dhillon dated October 10, 2001, Dr. Dhillon serves as our President and Chief Executive Officer. Dr. Dhillon’s employment agreement provided for an initial annual salary of $200,000 and periodic increases, as determined by the Board from time to time, but no less than an annual increase at least equal to the percentage increase in the cost of living in the San Diego Area over the previous year. Dr. Dhillon is also entitled to an annual bonus and stock option awards if certain milestone objectives agreed to between the Board and Dr. Dhillon each year are met, as determined by the Board, and four weeks of paid vacation each year. The term of Dr. Dhillon’s employment agreement is for

10 years ending October  9, 2011, unless sooner terminated by Dr. Dhillon or by Inovio. If Dr. Dhillon’s employment agreement is terminated by Inovio other than for cause as set forth in the agreement or as a consequence of Dr. Dhillon becoming permanently disabled, or if the employment agreement is terminated by Dr. Dhillon within 180 days after a “change of control” of Inovio as defined in the agreement by Dr. Dhillon for a breach by Inovio, Dr. Dhillon is entitled to receive a lump sum severance payment equal to two times his annual salary and bonus at the time of termination, plus the continuation of his health benefits (or payment of the amount necessary to secure the same) for one year after termination. If Dr. Dhillon’s employment agreement is terminated by Inovio as a consequence of Dr. Dhillon becoming permanently disabled, Dr. Dhillon is entitled to receive a lump sum severance payment equal to his annual salary at the time of termination and his bonus based on the amount of such bonus most recently paid to him, pro rated from January 1 of the year of termination through date of termination.

Under the employment agreement with Robert Goodenow, Ph.D., dated October 1, 2002, Dr. Goodenow serves as our Vice President, Corporate Development. Dr. Goodenow’s employment agreement provided for an initial annual salary of $145,000 to be periodically increased by such amounts as determined by the Board from time to time. Dr. Goodenow is also entitled to an annual bonus (which may consist of cash, stock or stock options) if certain milestone objectives agreed to between the Board and Dr. Goodenow each year are met, and two weeks of paid vacation each year. The term of Dr. Goodenow employment agreement is for 10 years ending September 30, 2012, unless sooner terminated by Dr. Goodenow or by Inovio. If Dr. Goodenow’s employment agreement is terminated by Inovio other than for cause as set forth in the agreement or as a consequence of Dr. Goodenow becoming permanently disabled or because of a change of control of Inovio or its California subsidiary, or if the employment agreement is terminated by Dr. Goodenow for a breach by Inovio, Dr. Goodenow is entitled to receive a severance payment, payable in such regular intervals as may determined by Inovio, equal to (a) one-half of his annual salary for the year prior to the date of termination, and (b) his bonus based on the amount of such bonus most recently paid to him, pro rated from January 1 of the year of termination through date of termination.

Under the employment agreement with Peter Kies, dated December 15, 2003, Mr. Kies serves as our Chief Financial Officer. Mr. Kies’ employment agreement provided for an initial annual salary of $180,000 to be periodically increased by such amounts as determined by the Board from time to time. Mr. Kies is also entitled to an annual bonus (which may consist of cash, stock or stock options) if certain milestone objectives agreed to between the Board and Mr. Kies each year are met, three weeks of paid vacation each year and such stock options as may be approved by the Board. The term of Mr. Kies employment agreement is for 10 years ending December 14, 2013, unless sooner terminated by Mr. Kies or by Inovio. If Mr. Kies’s employment agreement is terminated by Inovio other than for cause as set forth in the agreement or as a consequence of Mr. Kies becoming permanently disabled, or if the employment agreement is terminated by Mr. Kies for a breach by Inovio, Mr. Kies is entitled to receive a severance payment, payable in such regular intervals as may determined by Inovio, equal to (a) one-half of his annual salary for the year prior to the date of termination, and (b) his bonus based on the amount of such bonus most recently paid to him, pro rated from January 1 of the year of termination through date of termination.

Under the employment agreement with George McHugh, dated April 14, 2004, Mr. McHugh serves as our Vice President, Operations. Mr. McHugh’s employment agreement provided for an initial annual salary of $165,000 to be periodically increased by such amounts as determined by the Board from time to time. Mr. McHugh is also entitled to an annual bonus (which may consist of cash, stock or stock options) if certain milestone objectives agreed to between the Board and Mr. McHugh each year are met, three weeks of paid vacation each year beginning January 1, 2006 and such stock options as may be approved by the Board. The term of Mr. McHugh employment agreement is for 10 years ending April 14, 2014, unless sooner terminated by Mr. McHugh or by Inovio. If Mr. McHugh’s employment agreement is terminated by Inovio other than for cause as set forth in the agreement or as a consequence of Mr. McHugh becoming permanently disabled, or if the employment agreement is terminated by Mr. McHugh for a breach by Inovio, Mr. McHugh is entitled to receive a severance payment, payable in such regular intervals as may determined by Inovio, equal to (a) one-half of his annual salary for the year prior to the date of termination, and (b) his bonus based on the amount of such bonus most recently paid to him, pro rated from January 1 of the year of termination through date of termination.

Under the employment agreement with Dietmar Rabussay, dated December 15, 2003, Mr. Rabussay serves as our Vice President, Research and Development. Dr. Rabussay employment agreement provides for an initial annual salary of $173,644 to be periodically increased by such amounts as determined by the Board from time to time. Dr. Rabussay is also entitled to an annual bonus (which may consist of cash, stock or stock options) if certain milestone objectives agreed to between the Board and Dr. Rabussay each year are met, three weeks of paid vacation each year (four weeks beginning on November 23, 2007) and such stock options as may be approved by the Board. The term of Dr. Rabussay employment agreement is for 10 years ending April 14, 2014, unless sooner terminated by Dr. Rabussay or by Inovio. If Dr. Rabussay’s employment agreement is terminated by Inovio other than for cause as set forth in the agreement or as a consequence of Dr. Rabussay becoming permanently disabled, or if the employment agreement is terminated by Dr. Rabussay for a breach by Inovio, Dr. Rabussay is entitled to receive a severance payment, payable in such regular intervals as may determined by Inovio, equal to (a) one-half of his annual salary for the year prior to the date of termination, and (b) his bonus based on the amount of such bonus most recently paid to him, pro rated from January 1 of the year of termination through date of termination.

Under the employment agreement with Walter Singleton, dated October 1, 2004, Dr. Singleton served as our Vice President, Clinical & Regulatory Affairs. Dr. Singleton’s employment agreement was terminated effective July 22, 2005 and, in accordance with the terms of his agreement, Inovio paid him a severance payment upon termination of $75,000.

Our executive officers participate, while they are employees, in all employee benefits maintained by Inovio, including any group disability plan, insurance plan, medical and dental plans, and are entitled to reimbursement of all reasonable out-of-pocket Inovio-related expenses.

Options Granted in the Year Ended December 31, 2005

The following table sets out stock options granted to the Named Executive Officers during the  year ended December 31, 2005. The total number of options granted to our employees (not including shares underlying options granted to non-employee directors and consultants) during the  year ended December 31, 2005 was 510,000. The exercise price per share of options granted represents the fair market value of the underlying shares of our common stock on the date the options were granted. The stock options expire ten years from the date of grant or earlier upon termination of employment. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or “option spreads” that would exist for the options at the end of their respective ten-year terms. These gains are based on assumed rates of compounded share price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. These gains do not represent our estimate or projection of the future price of our common stock. Actual gains, if any, on option exercises depend upon the future performance of our common stock.

	Options Granted in the Year Ended December 31, 2005
	Individual Grants				Potential Realizable Value at Assumed
	Securities	Percent of			Annual Rates of
	Underlying	Total Options			Stock Price Appreciation
	Options	Granted to	Exercise Price	Expiration	for Option Term
Name	Granted(1)	Employees	Per Share	Date	5%	10%
Avtar Dhillon, M.D.	150,000	32.41%	$ 3.82	1/14/2015	$ 360,356	$ 913,214
Robert Goodenow.	20,000	4.32%	$ 4.46	2/24/2015	56,097	142,162
Peter Kies.	20,000	4.32%	$ 4.46	2/24/2015	56,097	142,162
George McHugh	15,000	3.24%	$ 4.46	2/24/2015	42,073	106,621
Dietmar Rabussay, Ph.D.	10,000	2.16%	$ 4.46	2/24/2015	28,049	71,081

(1)          Options vest and become exercisable at the rate of 25% on the date of grant and 25% per year on each anniversary of the date of grant, and are subject to accelerated vesting upon a change in control of Inovio.

Aggregated Option Exercises in the  Year Ended December 31, 2005 and 2005  Year-End Option Values

The following table sets forth the outstanding stock options of the Named Executive Officers as of December 31, 2005. None of the Named Executive Officers exercised stock options in the  year ended December 31, 2005. The value of the unexercised “in-the-money” options is based on the closing price of our common stock of $2.27 on the American Stock Exchange (“AMEX”) as of December 31, 2005, minus the exercise price, multiplied by the number of shares underlying the option.

			2005 Year-End Option Values
	Shares Acquired	Value	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005(1)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Avtar Dhillon, M.D.	—	—	493,224	225,522	$ 138,956	$ 24,792
Robert Goodenow	—	—	45,000	22,500	26,081	3,219
Peter Kies	—	—	70,156	21,719	30,806	3,219
George McHugh	—	—	22,500	30,000	—	—
Dietmar Rabussay, Ph.D.	—	—	93,075	15,610	27,431	3,219

(1)          Based on the difference between the closing price of Inovio common stock on December 31, 2005 and the exercise price.

Equity Compensation Plan Information

The following table provides information as of December 31, 2005, about our common stock that may be issued upon the exercise of options under our 1995, 1997, and 2000 Stock Option Plans that were approved by our stockholders or that may be issued upon the exercise of options granted outside of these equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options		Weighted-average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column
Equity compensation plans approved by shareholders	2,383,888	(1)	$3.55	1,183,499	(2)
Equity compensation plans not approved by shareholders	—		—	—
Total	2,383,888			1,183,499

(1)          Represents options granted under the 1995, 1997, and 2000 Stock Option Plans to purchase 8,375, 81,435 and 2,294,078 shares of our common stock, respectively.

(2)          Represents 1,183,499 shares reserved for issuance under the 2000 Stock Option Plan. The 1995 Plan was suspended by the Board of Directors in June 1997 and the 1997 Plan was suspended by the Board of Directors in July 2000. No further options will be granted pursuant to these plans.

2000 Stock Option Plan

The following summary of the Inovio Biomedical Corporation 2000 Stock Option Plan (the “Plan”) is qualified in its entirety by the specific language of the Plan, a copy of which is available to any stockholder upon request to Peter Kies, by phone at (858) 597-6006, fax at (858) 597-0451, email at pkies@Inovio.com, or mail at 11494 Sorrento Valley Rd., San Diego, CA 92121-1318.

General.   The Plan provides for the grant of Incentive Stock Options (“ISOs”) and Nonstatutory Stock Options (“NSOs”). As of March 15, 2006, we had outstanding options under the Plan to purchase an aggregate of 2,443,964 shares at per share exercise prices ranging from $1.00 to $9.24.

Shares subject to the Plan.   Currently, a maximum of 4,250,000 shares of the authorized but unissued or reacquired Common Stock of Inovio may be issued pursuant to the Plan. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of Inovio, appropriate adjustments will be made to the shares subject to the Plan, and to outstanding options. To the extent any outstanding option under the Plan expires or terminates prior to exercise in full or if Inovio repurchases shares issued upon exercise of an option, the shares of common stock for which that option is not exercised or the repurchased shares are returned to the Plan and will again be available for issuance under the Plan.

Administration.   The Compensation Committee of the Board administers the Plan. All option grants are approved by the Compensation Committee, except that our Chief Executive Officer and/or Chairman of the Board of Directors may approve option grants to persons below the level of Vice President of Inovio to a maximum individual grant of 50,000 options. With respect to the participation of individuals whose transactions in Inovio’s equity securities are subject to Section 16 of the Securities Exchange Act of 1934, the Plan must be administered in compliance with the requirements, if any, of Rule 16b-3 under the Exchange Act. Subject to the provisions of the Plan, the Compensation Committee determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an ISO or a NSO, the terms of vesting and exercisability of each option, including the effect thereon of an optionee’s termination of service, the type of consideration to be paid to Inovio upon exercise of an option, the duration of each option, and all other terms and conditions of the options. Accordingly, future grants under the Plan are not yet determinable.

Eligibility.   Generally, all employees, directors and consultants of Inovio or of any present or future parent or subsidiary corporations of Inovio are eligible to participate in the Plan. In addition, the Plan also permits the grant of options to prospective employees, consultants and directors in connection with written offers of employment or engagement. Any person eligible under the Plan may be granted a NSO. However, only employees may be granted ISOs.

Terms and conditions of options.   Each option granted under the Plan is evidenced by a written agreement between Inovio and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Plan. The exercise price per share must equal at least the fair market value of a share of Inovio’s common stock on the date of grant of the stock option. The exercise price of any ISO granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Inovio or any parent or subsidiary corporation of Inovio, referred to as a 10% Stockholder, must be at least 110% of the fair market value of a share of Inovio’s common stock on the date of grant.

Generally, the exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of Inovio’s common stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale or a loan with respect to some or all of the shares of common stock being acquired upon the exercise of the option, by means of a promissory note, by any lawful method approved by the board or by any combination of these. The Compensation Committee may nevertheless restrict the forms of payment permitted in connection with any option grant.

The Compensation Committee will specify when options granted under the Plan will become exercisable and vested. Shares subject to options generally vest and become exercisable in installments, subject to the optionee’s continued employment or service or achievement of specified milestones.

Change in control.   Upon a change in control, as defined in the Plan, the Compensation Committee may arrange for the acquiring or successor corporation to assume or substitute new options for the options outstanding under the Plan. To the extent that the options outstanding under the Plan are not assumed, substituted for, or exercised prior to such event, generally, they will terminate.

Termination or amendment.   Unless sooner terminated, no ISOs may be granted under the Plan after July 30, 2010. The Board may terminate or amend the Plan at any time, but, no amendment may adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve the option’s status as an ISO or is necessary to comply with any applicable law.

Federal Income Tax Consequences of the 2000 Stock Option Plan

The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

ISOs.   An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an ISO qualifying under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Optionees who do not dispose of their shares for two years following the date the option was granted or within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, Inovio will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise, referred to as a disqualifying disposition, the difference between the fair market value of the shares on the exercise date, and the option exercise price, not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized, will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee’s holding period is more than 12 months. Generally, for federal income tax purposes, Inovio should be able to deduct any ordinary income recognized by the optionee upon the disqualifying disposition of the shares, except to the extent the deduction is limited by applicable provisions of the Code or the regulations thereunder.

The difference between the option exercise price and the fair market value of the shares on the exercise date of an ISO is an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if the tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits that may arise with respect to optionees subject to the alternative minimum tax.

NSOs.   Options not designated or qualifying as ISOs will be NSOs. NSOs have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a NSO, the optionee normally recognizes ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, the ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a NSO, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee’s holding period is more than 12 months. No tax deduction is available to Inovio with respect to the grant of a NSO or the sale of the stock acquired pursuant to that grant. Inovio generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a NSO, except to the extent the deduction is limited by applicable provisions of the Code or the regulations thereunder.

401(k) Plan

Inovio has in place a contributory retirement plan (the “401(k) Plan”) for all full time employees age 21 and older with at least 12 months of service, which is designed to be tax deferred in accordance with the provisions of Section 401(k) of the Code. The 401(k) Plan provides that each participant may contribute up to 15% of his or her salary and Inovio may make a contribution equal to a percentage of salary contributed by the participant to his or her plan account at the end of each plan year. Under the 401(k) Plan, employees may elect to enroll on January 1, April 1, July 1 and October 1 of any plan year, provided that they have been employed by Inovio for at least three months. Subject to the rules for maintaining the tax status of the 401(k) Plan, an additional contribution by Inovio may be made at Inovio’s discretion.

REPORT OF THE COMPENSATION COMMITTEE

The compensation programs of Inovio are designed to reward performance and to be competitive with the compensation agreements of other biomedical companies. The Compensation Committee of the Board of Directors evaluates each executive officer position to establish skill requirements and levels of responsibility. The Compensation Committee, after referring to information from other corporations and public data, determines the compensation for the executive officers.

Objectives

The Committee believes that executive compensation should reward sustained earnings and long-term value created for stockholders and reflect the business strategies and long-range plans of Inovio. The guiding principles affecting executive compensation are to: (1) attract and retain key high caliber executives; (2) provide levels of compensation competitive with those offered by our competitors and (3) motivate executives to enhance earnings and long-term stockholder value by linking stock performance on a total returns basis with long-term incentive compensation. Targeted levels of executive compensation are set at levels consistent with others in our industry, determined after comparison, with such compensation increasingly weighted towards programs contingent upon our level of annual and long-term performance.

Each executive officer’s compensation is comprised of up to three principal components: base salary, bonus and any stock options granted pursuant to the Inovio Biomedical Corporation 2000 Stock Option Plan. Base salary and bonus are determined by the Committee and are reviewed at least annually. See “Summary of Executive Compensation” for a description of the allocation of base salary and bonus.

Our management and the Board of Directors believe that the total compensation package of the executive officers should be linked to certain objective performance criteria of Inovio. Inovio uses stock options to align the long-range interests of its executive officers with the interests of stockholders. The amount of stock options that may be granted to each executive officer is determined by taking into consideration the officer’s position with Inovio, overall individual performance, our performance and an estimate of the long-term value of the award considering current base salary and any cash bonus awarded.

Section 162(m) was added to the Code as part of the Omnibus Budget Reconciliation Act of 1993. Section 162(m) limits the deduction for compensation paid to the President and Chief Executive Officer and the other Named Executive Officers to the extent that compensation of a particular executive exceeds $1,000,000, unless such compensation was based upon performance goals determined by a compensation committee consisting solely of two or more outside directors, the material terms of which are approved by a majority vote of the stockholders prior to the payment of such remuneration, or paid pursuant to a binding contract that was in effect on February 17, 1993. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of our overall compensation philosophy. We intend to establish executive officer compensation programs that will maximize our tax deduction if the Committee determines that such actions are consistent with its philosophy and in the best interests of Inovio and its stockholders. However, from time to time, we may award compensation that is not fully deductible if it is determined that such award is consistent with its philosophy and in the best interest of Inovio and its stockholders.

The Committee reviews our existing compensation program to determine the deductibility of the future compensation paid or awarded pursuant thereto and may seek guidance with respect to changes to our existing compensation program that will enable Inovio to continue to attract and retain key individuals while optimizing the deductibility to Inovio of amounts paid as compensation.

The Committee believes that its overall executive compensation program has been successful in providing competitive compensation appropriate to attract and retain highly qualified executives and in encouraging increased performance from the executive group to foster the creation of added stockholder value.

Compensation of President and Chief Executive Officer

The foregoing principles and policies are applied by the Committee in examining the compensation of Avtar Dhillon, M.D., our President and Chief Executive Officer. The Board of Directors believes that Dr. Dhillon, as President and Chief Executive Officer, significantly and directly influences our overall performance.  Dr. Avtar Dhillon was appointed our President and Chief Executive Officer on October 10, 2001. Dr. Dhillon's base salary during 2005 was $312,000, in addition he received a bonus of $135,000 and was granted 150,000 options during 2005.

Respectfully submitted,
James L. Heppell (Chair)	Tazdin Esmail	Felix Theeuwes

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees Inovio’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee consists of four directors, each of whom, in the judgment of the Board of Directors, is an “independent director” as defined in the listing standards for the American Stock Exchange. The Committee serves pursuant to a written charter that has been adopted by the Board of Directors. A copy of this charter was included as Appendix A to our Proxy Statement filed with the Securities and Exchange Commission on April 28, 2004.

The Committee has discussed and reviewed with the independent registered public accounting firm all matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee has met with the independent registered public accounting firm, with and without management present, to discuss the overall scope and plans for the independent registered public accounting firm’s audit, the results of its examinations, its evaluations of our internal controls and the overall quality of its accounting and financial reporting. The Committee also discussed with the independent registered public accounting firm their judgments as to the substance and clarity, not just the acceptability, of our accounting principles and financial statement disclosures.

The Committee has received from the auditors a formal written statement describing all relationships between the auditors and Inovio that might bear on the independent registered public accounting firm’s independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence, and has satisfied itself as to the independent registered public accounting firm’s independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the Securities and Exchange Commission on March 16, 2006. The Committee and the Board have also recommended the selection of our independent registered public accounting firm. All members of the Committee are independent as defined in Section 121(A) of the American Stock Exchange listing standards.

Respectfully submitted,
Simon Benito (Chair)	Tazdin Esmail	Felix Theeuwes	Riaz Bandali

PRINCIPAL ACCOUNTING FIRM FEES

During the  years ended December 31, 2005 and 2004, Inovio retained Ernst & Young LLP to provide services as follows:

Year	Audit Fees	Audit-Related Fees(1)	Tax Fees(2)	All Other Fees
2005	$ 387,941	$ 5,966	$ 23,568	$ —
2004	369,300	36,300	14,300	—

(1)          Includes fees for services reasonably related to the performance of the audit or review of Inovio’s financial statements and internal controls and not reported under Audit Fees, such as registration statements, restatements and consents.

(2)          Includes fees for services related to tax compliance, tax advice and tax planning.

Audit Fees.   The aggregate fees billed by Ernst & Young LLP for professional services for the audit of Inovio’s annual consolidated financial statements for the year ended December 31, 2005, the audit of management’s assessment and report on internal control and the review of the consolidated financial statements included in Inovio’s quarterly reports on Form 10-Q for the year ended December 31, 2005 were approximately $387,941.

Audit-Related Fees.   The aggregate fees from Ernst & Young LLP for professional services rendered in connection with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents), assistance in responding to SEC comment letters, and general assistance with the implementation of the requirements related to the Sarbanes-Oxley Act of 2002  for the year ended December 31, 2005 were approximately $5,966.

Tax Fees.   The aggregate fees billed to Inovio for tax services rendered by Ernst & Young LLP for the year ended December 31, 2005, including income tax returns and tax consultations, were approximately $23,568.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee on an annual basis reviews audit and non-audit services performed by the independent registered public accounting firm for such services. The Audit Committee may also pre-approve particular services on a case-by-case basis. All audit and non-audit services are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the accounting firm’s independence. The Audit Committee has considered the role of Ernst & Young LLP in providing services to Inovio for the year ended December 31, 2005 and has concluded that such services are compatible with Ernst & Young LLP’s independence as Inovio’s independent registered public accounting firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 15, 2006, with respect to the beneficial ownership of our common stock by (i) each person known to us to be the beneficial owners of more than 5% of our common stock, (ii) each of our directors and nominees for director, (iii) each of the Named Executive Officers, and (iv) all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a stockholder and the percentage of ownership of that stockholder, shares of common stock underlying shares of convertible preferred stock, options or warrants held by that  stockholder that are convertible or exercisable, as the case may be, within 60 days of March 15, 2006 are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Each stockholder’s percentage of ownership in the following table is based upon 29,699,739 shares of common stock outstanding as of March 15, 2006. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name. Unless otherwise indicated, the address of each beneficial owner listed below is in care of Inovio at 11494 Sorrento Valley Road, San Diego, California 92121-1318.

Beneficial Owner of Shares of Common Stock(1)(2)	Amount and Nature of Beneficial Ownership of Shares of Common Stock	Percent of Class of Shares of Common Stock(3)
5% Stockholders:
SDS Capital Group SPC, Ltd.(4)	2,958,179	9.59%
53 Forest Avenue, 2nd Floor Old Greenwich, CT 06870
Zesiger Capital Group LLC(5)	1,944,000	6.44%
320 Park Avenue New York, NY 10022
Conus Partners, Inc.(6)	1,904,039	6.30%
50 Rockefeller Plaza, 2nd Floor New York, NY 10020
Merck & Co., Inc.(7)	1,687,500	5.60%
One Merck Drive Whitehouse Station, New Jersey 08889-0100
Directors, Director Nominees and Executive Officers:
Avtar Dhillon, M.D.(8)	665,920	2.24%
James L. Heppell(9)	122,772	*
Riaz Bandali(10)	24,155	*
Simon X. Benito(11)	37,483	*
Tazdin Esmail(12)	88,223	*
Gene Larson(13)	34,983	*
Felix Theeuwes(14)	133,717	*
Robert Goodenow, Ph.D(15)	66,451	*
Peter Kies(16)	91,607	*
George McHugh(17).	49,176	*
Dietmar Rabussay(18)	129,616	*
All executive officers and directors as a group(19) (11 persons)	1,444,103	4.86%

*                    Less than 1%

(1)          This table is based upon information supplied by officers, directors and principal stockholders. Except as shown otherwise in the table, the address of each stockholder listed is in care of Inovio at 11494 Sorrento Valley Rd., San Diego, California 92121-1318.

(2)          Except as otherwise indicated in the footnotes of this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(3)          Shares of common stock underlying convertible preferred stock, options or warrants, convertible or exercisable, as the case may be, within 60 days of March 15, 2006, are deemed outstanding for computing the percentage of the person or entity holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. Percentage of beneficial ownership is based upon 29,699,739 shares of our common stock outstanding as of March 15, 2006.

(4)          Includes 1,151,232 shares underlying warrants that are exercisable, respectively, within 60 days of March 15, 2006.

(5)          Includes 504,000 shares underlying warrants that are exercisable, respectively, within 60 days of March 15, 2006.

(6)          Includes 535,622 shares underlying warrants that are exercisable, respectively, within 60 days of March 15, 2006.

(7)          Includes 437,500 shares underlying warrants that are exercisable, respectively, within 60 days of March 15, 2006.

(8)          Includes 2,941 shares underlying Series C Preferred Stock and 1,029 shares underlying warrants that are convertible or exercisable, respectively, within 60 days of March 15, 2006, and 601,559 shares of common stock issuable pursuant to options exercisable within 60 days of March 15, 2006.

(9)          Includes 2,941 shares underlying Series C Preferred Stock and 1,029 shares underlying warrants that are convertible or exercisable, respectively, within 60 days of March 15, 2006, and 109,062 shares of common stock issuable pursuant to options exercisable within 60 days of March 15, 2006.

(10)   Includes 2,941 shares underlying Series C Preferred Stock and 1,029 shares underlying warrants that are convertible or exercisable, respectively, within 60 days of March 15, 2006, and 20,000 shares of common stock issuable pursuant to options exercisable within 60 days of March 15, 2006.

(11)   Includes 4,411 shares underlying Series C Preferred Stock and 1,544 shares underlying warrants that are convertible or exercisable, respectively, within 60 days of March 15, 2006, and 28,750 shares of common stock issuable pursuant to options exercisable within 60 days of March 15, 2006.

(12)   Includes 2,941 shares underlying Series C Preferred Stock and 1,029 shares underlying warrants that are convertible or exercisable, respectively, within 60 days of March 15, 2006, and 78,750 shares of common stock issuable pursuant to options exercisable within 60 days of March 15, 2006.

(13)   Includes 4,411 shares underlying Series C Preferred Stock and 1,544 shares underlying warrants that are convertible or exercisable, respectively, within 60 days of March 15, 2006, and 28,750 shares of common stock issuable pursuant to options exercisable within 60 days of March 15, 2006.

(14)   Includes 2,941 shares underlying Series C Preferred Stock and 1,029 shares underlying warrants that are convertible or exercisable, respectively, within 60 days of March 15, 2006, and 86,562 shares of common stock issuable pursuant to options exercisable within 60 days of March 15, 2006.

(15)   Includes 1,470 shares underlying Series C Preferred Stock and 514 shares underlying warrants that are convertible or exercisable, respectively, within 60 days of March 15, 2006, and 64,375 shares of common stock issuable pursuant to options exercisable within 60 days of March 15, 2006.

(16)   Includes 1,470 shares underlying Series C Preferred Stock and 514 shares underlying warrants that are convertible or exercisable, respectively, within 60 days of March 15, 2006, and 89,531 shares of common stock issuable pursuant to options exercisable within 60 days of March 15, 2006.

(17)   Includes 1,470 shares underlying Series C Preferred Stock and 514 shares underlying warrants that are convertible or exercisable, respectively, within 60 days of March 15, 2006, and 46,875 shares of common stock issuable pursuant to options exercisable within 60 days of March 15, 2006.

(18)   Includes 1,470 shares underlying Series C Preferred Stock and 514 shares underlying warrants that are convertible or exercisable, respectively, within 60 days of March 15, 2006, and 109,950 shares of common stock issuable pursuant to options exercisable within 60 days of March 15, 2006.

(19)   Includes 29,407 shares underlying Series C Preferred Stock and 10,289 shares underlying warrants that are convertible or exercisable, respectively, within 60 days of March 15, 2006, and 1,264,164 shares of common stock issuable pursuant to options exercisable within 60 days of March 15, 2006.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

The following graph compares the monthly relative returns a stockholder of Inovio would have versus the AMEX Composite Index and a peer group index, assuming a $100 investment was made on March 31, 2000. The AMEX Composite Index represents all AMEX-listed companies. The peer group index is the S&P SuperCap Biotechnology Index. Each of the indices assumes that all dividends were reinvested.

COMPARISON OF 69 MONTH CUMULATIVE TOTAL RETURN*

AMONG INOVIO BIOMEDICAL CORPORATION,
THE AMEX MARKET VALUE (U.S. & FOREIGN) INDEX
AND THE S & P SUPERCAP BIOTECHNOLOGY INDEX

*                    $100 invested on 3/31/00 in stock or index-including reinvestment of dividends.
Fiscal year ending December 31.

	March 31, 2000	March 31, 2001	Dec. 31, 2001	Dec. 31, 2002	Dec. 31, 2003	Dec. 31, 2004	Dec. 31, 2005
Inovio Biomedical Corporation	$ 100.00	$ 12.57	$ 10.45	$ 4.41	$ 20.41	$ 16.08	$ 9.27
AMEX Market Value	100.00	151.34	171.67	191.02	253.63	309.76	461.04
Peer Group	100.00	86.14	94.92	67.00	89.32	95.82	112.19

The stock performance of our common stock shown on the graph above is not necessarily indicative of future performance. Inovio will not make or endorse any predictions as to its future stock performance.

The information contained above under the captions “Stockholder Return Performance Presentation,” “Report of the Audit Committee,” and “Report of the Compensation Committee” shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act  or the Securities Exchange Act of 1934 (the “Exchange Act”) except to the extent that we specifically incorporate it by reference into such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Not applicable

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires Inovio’s officers, directors and persons who beneficially owns more than ten percent of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in beneficial ownership of our common stock. Officers, directors and 10% or greater stockholders are required by the SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on Inovio’ review of the copies of such reports furnished to Inovio, management believes that all officers, directors and greater than ten percent stockholders complied with the filing requirements of Section 16(a) for the  year ended December 31, 2005.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Stockholders’ proposals intended to be presented at the next Annual Meeting of Stockholders of Inovio to be held in 2007 must be received at our principal executive offices no later than December 4, 2006, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Exchange Act, to be included in Inovio’ proxy materials. Stockholders who wish to submit a proposal for consideration at Inovio’ 2007 Annual Meeting of Stockholders, but who do not wish to submit a proposal for inclusion in Inovio’ Proxy Statement, must deliver a copy of their proposal no later than February 17, 2007. In either case, proposals should be delivered to Inovio Biomedical Corporation, 11494 Sorrento Valley Road, San Diego, California 92121-1318, Attn: Corporate Secretary. To avoid controversy and establish timely receipt by Inovio, it is suggested that stockholders send their proposals by certified mail, return receipt requested. Otherwise, Inovio may exercise discretionary voting with respect to such stockholder’s proposal pursuant to authority conferred on Inovio by proxies to be solicited by the Board of Directors of Inovio and delivered to Inovio in connection with the meeting.

FORM 10-K AND ANNUAL REPORT

Inovio filed an Annual Report on Form 10-K with the Securities and Exchange Commission on March 16, 2006 and a copy accompanies this proxy statement. Nevertheless, stockholders may obtain another copy of this report, without charge. Requests should be made to the Corporate Secretary of Inovio at Inovio’s offices located at 11494 Sorrento Valley Road, San Diego, CA 92121-1318.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

Your cooperation in giving this matter your immediate attention and returning your proxies will be appreciated.

By Order of the Board of Directors

/s/ Avtar Dhillon
Avtar Dhillon, M.D.
President and Chief Executive Officer

Dated: March 29, 2006
San Diego, California

INOVIO BIOMEDICAL CORPORATION

PROXY

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF INOVIO BIOMEDICAL CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Dr. Avtar Dhillon, President and Chief Executive Officer and a director of Inovio Biomedical Corporation, and James L. Heppell, Chairman of the Board and a director of Inovio Biomedical Corporation, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of Inovio Biomedical Corporation (including shares of Series A, Series B, Series C, and/or Series D Cumulative Convertible Preferred Stock that are convertible into shares of common stock) held of record by the undersigned as of March 15, 2006, at the Annual Meeting of Stockholders to be held on May 5, 2006, or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR APPROVAL TO AMEND THE INOVIO BIOMEDICAL CORPORATION 2000 STOCK OPTION PLAN, AS AMENDED (THE “PLAN”) TO INCREASE BY 500,000 SHARES THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK OF INOVIO THAT MAY BE OPTIONED AND SOLD UNDER THE PLAN, FROM 4,250,000 SHARES TO 4,750,000 SHARES, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF INOVIO FOR THE YEAR ENDING DECEMBER 31, 2006, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE UNDERSIGNED STOCKHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE CORPORATE SECRETARY OF INOVIO EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS AND “FOR” APPROVAL OF THE AMENDMENT OF THE PLAN AND “FOR” RATIFICATION OF ERNST & YOUNG LLP AS INOVIO’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006.

IF YOU ARE VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

INOVIO BIOMÉDICAL CORPORATION

Two New Ways to Vote
VOTE BY INTERNET OR TELEPHONE
24 Hours a Day – 7 Days a Week
It’s Fast and Convenient

INTERNET	OR	TELEPHONE	OR	MAIL

Computershare:	Computershare:	Computershare Trust Company
www.computershare.com/ca/proxy	1-866-732-VOTE (8683)	100 University Avenue, 9th Floor
Proxy Services:	Proxy Services:	Toronto, Ontario M5J2Y1
www.proxyvote.com	1-800-454-8683	Canada

•	Go to the website listed above.	•	Use any touch-tone telephone.	•	Mark, sign and date your proxy card.

•	Have your proxy card ready.	•	Have your proxy card ready.	•	Detach your proxy card.

•	Enter your Control Number located above your name and address.	•	Enter your Control Number located above your name and address.	•	Return your proxy card in the postage paid envelope provided.

•	Follow the simple instructions on the website.	•	Follow the simple recorded instructions.	•

To be represented at the Meeting, this proxy form must be received at the office of Computershare no later than forty eight (48) hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting, or adjournment thereof or may be accepted by the Chairman of the Meeting prior to the commencement of the Meeting.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by the Internet or telephone there is no need for you to mail back your proxy card.

Ú DETACH PROXY CARD HERE IF YOU ARE VOTING BY THE INTERNET OR TELEPHONE Ú

☒	Please mark votes as in this example

1.	To elect the following directors to serve for a term ending upon the 2007 Annual Meeting of Stockholders or until their successors are elected and qualified.

Nominees: 01 Simon X. Benito, 02 Riaz Bandali, 03 Avtar Dhillon, M.D., 04 Tazdin Esmail, 05 James L. Heppell, and 06 Felix Theeuwes, Ph.D

FOR	WITHHELD	For all nominees, except for nominees written below

☐	....	☐	....	☐

Nominee exception(s) ____________________________________________________________________________________________________________.

2.

To approve amendment of Inovio Biomedical Corporation 2000 Stock Option Plan, as amended (the “Plan”) to increase by 500,000 shares the maximum number of shares of common stock of Inovio that may be optioned and sold under the Plan, from 4,250,000 shares to 4,750,000 shares.

FOR	AGAINST	ABSTAIN

☐	....	☐	....	☐

3.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of Inovio for the year ending December 31, 2006

FOR	AGAINST	ABSTAIN

☐	....	☐	....	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Total Voting Shares:

Date:	, 2006

(Signature of stockholder)

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.